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                                                                         Exhibit
                                                                         10.2

                               1998 AMENDMENT TO
                 SECOND RESTATED AMENDED EMPLOYMENT AGREEMENT


          AMENDMENT TO SECOND RESTATED AMENDED EMPLOYMENT AGREEMENT, dated November 11, 1992, as amended by a Corrective Amendment , dated May 18, 1994, and by an Amendment, dated February 27, 1997, effective as of December 31, 1996 (as so amended, the "Employment Agreement"), between MOORE MEDICAL CORP., a Delaware corporation (the "Employer"), and MARK E. KARP of 274 Wild Oak Drive, Southington, Connecticut 06489 (the "Employee").

     The Employer and Employee herewith agree that the Employment Agreement is further amended as follows:

1. Amended Term.  The first sentence of Section 1 of the Employment Agreement is
   ------------
herewith deleted and replaced by the following:

     Continuing from January 1, 1998 and for a period through December 31, 1998 (subject to the provisions of paragraphs 8 and 9, relating to death and incapacity) (the "Term"), the Employer shall employ the Employee, and the Employee shall serve the Employer and perform the chief executive and administrative duties of President of the Employer, subject at all times to the general supervision and direction of the Board of Directors and the Executive Committee of the Board of Directors of the Employer.

2. Amended Salary.  Section 2 of the Employment Agreement is herewith deleted
   --------------
and replaced by the following:

     As compensation, the Employer shall pay the Employee a salary for his services (a) at the rate of $421,173 per annum for the period from January 1, 1998 through February 28, 1998, and (b) at the rate of $360,000 per annum for the period during the Term from March 1, 1998 through December 31, 1998. For purposes of this Agreement, the term "Base Salary" shall mean a salary at the rate of $360,000 per annum.

3. Amended Incentive Compensation.  Section 3 of the Employment Agreement is
   ------------------------------
herewith deleted and replaced by the following:

            (a) As incentive compensation, the Employer shall pay the Employee, within 75 days after the end of its 1998 fiscal year, the percentage of his Base Salary set forth in Column A if its pre-tax income for said fiscal year, as shown in its audited financial statements for the year (subject to adjustment as hereinafter provided for), exceeds the amount set forth opposite said percentage in Column B:

                         A                             B
                         -                             -
                     55.0%                    $5,735,000
                     49.5%                    $5,485,000
                     44.0%                    $5,235,000
                     38.5%                    $4,985,000
                     33.0%                    $4,735,000
                     27.5%                    $4,485,000
                     22.0%                    $4,235,000
                     16.5%                    $4,000,000

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          No such incentive compensation shall be paid if the
          Employer's pre-tax income for said year does not exceed $4,000,000. If the pre-tax income shown on said financial statements is effected by any charge or associated cost or change in a prior year's reserve relating to a federal government contract pricing deficiency, for purposes of Column B the amount of such pre-tax income shall be subject to such adjustment (if any) as the Compensation Committee of the Board of Directors of the Employer may, in its sole and absolute discretion, determine.


          (b) Section 3(e) of the Second Restated Amended Employment Agreement effective as of January 1, 1993 between the Employer and the Employee is herewith reinstated and incorporated by reference herein with the same effect as if set out herein in full.

4.  Change of Control. Sections 4(a) and 4(b) of said Second Restated
    -----------------
Amended Employment Agreement is herewith reinstated and incorporated by reference herein with the same effect as if set out herein in full, except that:

     (a) the period at the end of Section 4(b)(ii) thereof shall be deemed deleted and replaced by a comma, and the following shall be deemed added following "such acquiring person or entity," in Section 4(b) thereof:

                                      or

               (iii) either (x) the election or removal of a majority of the directors of the Employer as a result of a solicitation subject to Rule 14a-11 (or successor Rule) under the Securities Exchange Act of 1934 relating to the election or removal of directors, or
               (y) the election of directors constituting a majority of the directors of the Employer by other than the action of directors a majority of whom consist of Continuing Directors; for purposes hereof, a Continuing Director" means a director (aa) for whose election the Employer solicited proxies pursuant to a proxy statement under Regulation 14A of said Act, or (bb) who was elected by action of the directors a majority of whom were elected as described in clause (aa) hereof, or (cc) who was elected by action of directors a majority of whom were elected as described in clause (aa) and/or clause (bb) hereof.

     (b) the clause "three years" appearing in Section 4(a)(i) shall be deleted and replaced by the clause "one year", and

     (c)  the following clause in Section 4(a), following Section 4(a)(ii):

               an amount equal to three times the average of the prior five calendar year's compensation (including pension, profit sharing and 401(k) contributions, and payment under paragraph 7) accrued by the Employer for the Employee's compensation, as reflected in the Employer's financial statements used for purposes of paragraph 3(c) hereof, shall be replaced by the clause:

               an amount equal to the Base Salary.

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IN WITNESS WHEREOF, the parties have executed this amendment to the Employment
Agreement on March 20, 1998, effective as of January 1, 1998.

          MOORE MEDICAL CORP.


          By:  /s/ Robert H. Steele
              ----------------------------------
               Robert H. Steele, Chairman of
               the Board of Directors

               /s/ Mark E. Karp
              ----------------------------------
                  MARK E. KARP

                                      36